UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2020

IPALCO ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Indiana

(state or other jurisdiction of incorporation)

1-8644

(Commission File Number)

35-1575582

(IRS Employer Identification No.)

One Monument Circle

Indianapolis, Indiana 46204

(Address of principal executive offices, including zip code)

317-261-8261

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 14, 2020, IPALCO Enterprises, Inc. (the “Company”) completed its previously announced sale of $475 million aggregate principal amount of 4.250% Senior Secured Notes due 2030 (the “Notes”) pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued pursuant to an Indenture dated April 14, 2020, by and between the Company and U.S. Bank National Association, as trustee (the “Indenture”).

The Notes are secured by the Company’s pledge of all of the outstanding common stock of its principal subsidiary, Indianapolis Power & Light Company.  The lien on the pledged shares will be shared equally and ratably with the Company’s existing senior secured notes.  The Company has entered into a Pledge Agreement Supplement with The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, dated April 14, 2020 (the “Pledge Agreement Supplement”), to the Pledge Agreement between the Company and The Bank of New York Mellon Trust Company, N.A. as successor Collateral Agent dated November 14, 2001, as supplemented by a Pledge Agreement Supplement dated June 25, 2015, a Pledge Agreement Supplement dated August 22, 2017 and a Pledge Agreement Supplement dated October 31, 2018, each by the Company in favor of the Collateral Agent.

Payments of interest on the Notes are payable on May 1 and November 1 of each year, commencing November 1, 2020. Principal on the Notes is payable on the maturity date, which is May 1, 2030. The Company has also agreed to register the Notes under the Securities Act by filing an exchange offer registration statement or, under specified circumstances, a shelf registration statement, with the Securities and Exchange Commission pursuant to a Registration Rights Agreement, dated as of April 14, 2020 (the “Registration Rights Agreement”), among the Company and J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the initial purchasers of the Notes. Failure to timely comply with certain provisions of the Registration Rights Agreement will result in increased interest on the Notes.

The Company intends to use the net proceeds from the Notes to finance its repurchase or redemption of its outstanding 3.45% Senior Secured Notes due 2020, of which $405 million is currently outstanding, to repay in full the indebtedness outstanding under its term loan, of which $65 million is currently outstanding, and to pay related fees and expenses. Any remaining net proceeds will be used for general corporate purposes.

The foregoing descriptions of the Notes, the Indenture, the Pledge Agreement Supplement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Indenture, the Pledge Agreement Supplement and the Registration Rights Agreement, which are filed as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in response to Item 1.01 with respect to the Notes, the Indenture, the Pledge Agreement Supplement and the Registration Rights Agreement is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1	Indenture between IPALCO Enterprises, Inc. and U.S. Bank National Association, as Trustee, dated April 14, 2020 for the 4.250% Senior Secured Notes due 2030

Exhibit 4.2	Pledge Agreement Supplement between IPALCO Enterprises, Inc. and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, dated April 14, 2020 to the Pledge Agreement between IPALCO Enterprises, Inc. and The Bank of New York Mellon Trust Company dated November 14, 2001, as amended and supplemented

Exhibit 4.3	Registration Rights Agreement, dated April 14, 2020, among IPALCO Enterprises, Inc. and J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the initial purchasers of the Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPALCO ENTERPRISES, INC.

Date: April 14, 2020	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	General Counsel and Secretary